UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 First Avenue
Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 18, 2012, Yahoo! Inc. (the “Company”) began notifying employees whose employment will be terminated as a result of the Company’s plan to close its Korean business by December 31, 2012. The decision is part of the Company’s effort to streamline its operations and focus its resources. Approximately 200 employees will be terminated as part of the closure of the Korean business.

The Company expects to incur pre-tax cash charges related to its plan to close its Korean business for severance pay expenses, lease and other contract termination charges. Total charges are expected to include these cash charges and also non-cash charges related to the write-off of goodwill and other assets related to its Korea operations. The Company expects to recognize the majority of the total pre-tax charges in the quarter ending December 31, 2012 but is unable, at this time, to estimate the amount of cash and total charges it will incur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ken Goldman
	Name:	Ken Goldman
	Title:	Chief Financial Officer

Date: October 24, 2012